                                                                    Exhibit 4.19

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this  "Agreement"),  dated as of the 9th day of December,  2003, is by and between James K. Parsons  ("Seller"),  each of the persons listed on Schedule B to this Agreement (collectively, the "Purchasers"), and Decorize, Inc., a Delaware corporation (the "Company").  Decorize is a party to this Agreement  solely for purposes of granting the  registration  rights set forth in Section 5 of this Agreement.

     WHEREAS,  Seller desires to sell to Purchasers,  and each of the Purchasers desire to purchase from Seller,  an aggregate  267,000 shares, in the respective amounts as set forth on Schedule B hereto (the  "Shares"),  of the common stock,
$0.001 par value per share, of the Company,  which represent  approximately 2.4%
of the  currently  issued  and  outstanding  shares,  in the  aggregate,  of the
Company; and

     WHEREAS,  Seller and Purchasers  have agreed to provide for the sale of the
Shares in the manner set forth in this Agreement; and

     WHEREAS,  the Company has agreed to grant Purchasers  certain  registration rights with respect to the resale of his Shares,  on the terms set forth in this
Agreement,  in order to  provide  for an  orderly  disposition  of the Shares if
Purchasers choose to do so in the future;

     NOW,  THEREFORE,  in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   PURCHASE AND SALE.

     1.1  Sale of Shares. Upon the terms and subject to the conditions set forth in this  Agreement,  Seller  hereby  agrees,  upon the receipt of the  aggregate consideration  set forth on Schedule B hereto, to sell the Shares to Purchasers, and to execute and deliver such documents of transfer as reasonably requested by
Purchasers for the sale of such Shares,  and each of the Purchasers hereby agree to purchase  from Seller,  all right,  title,  and interest in and to all of the
Shares, free of all liens, claims and encumbrances.

     1.2  Consideration.  The aggregate purchase price for the Shares is the sum of $200,250 (the "Purchase  Price").  In consideration of the sale of the Shares by Seller,  Purchasers shall deliver to Seller  concurrent with the execution of this Agreement immediately available funds in the amount of the Purchase Price.

     1.3  Closing  Procedure.  Concurrent  with the execution of this Agreement,
Seller shall  deliver to  Purchasers  the stock  certificates  representing  the
Shares,  duly endorsed to each  Purchaser in the amounts set forth on Schedule B hereto,  and Purchasers  shall deliver to Seller the Purchase Price. All actions taken on the date hereof with respect to the transactions contemplated hereunder shall be deemed to have been taken place simultaneously, at the time the last of any such actions is taken or completed.

2.   REPRESENTATIONS  AND  WARRANTIES OF SELLER.  Seller hereby  represents  and warrants to Purchasers as follows:

     2.1  Due Authorization. Seller has full capacity and is authorized to enter into this Agreement and to carry out its obligations  hereunder.  This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding  obligations of Seller,  enforceable  against him in accordance with its terms.

     2.2  No Conflicts or Consents. The execution and delivery by Seller of this
Agreement, and the performance of its obligations hereunder,  including, without limitation,  the transfer and sale of the Shares from Seller to  Purchasers,  do not and will not (a) conflict with any agreement,  judgment,  license,  order or permit  applicable to or binding upon Seller,  (b) result in the acceleration of any indebtedness owed by Seller, or (c) result in or require the creation of any lien upon any assets or properties of Seller,  except as expressly  contemplated herein.  No consent,  approval,  authorization  or order of, and no notice to or filing  with,  any  tribunal or third party is required in  connection  with the execution, delivery or performance by Seller of this Agreement, the transfer and sale of the Shares from Seller to  Purchasers or the  consummation  by Seller of the transactions contemplated hereby.

     2.3  Title  to  Shares.  Seller  has sole  legal,  nominal  and  beneficial ownership  and title of the  Shares,  free and clear of all  adverse  interests, liens,  claims  and  encumbrances,  and has the sole right to vote or direct the
voting  of  the  Shares.   The  delivery  of  the  certificate  or  certificates
representing  the Shares owned by the Seller,  duly endorsed or  accompanied  by duly executed stock powers,  will transfer to Purchasers  good and  indefeasible title to such shares,  free and clear of all liens,  proxies,  encumbrances  and claims of every kind,  and Seller will forever  warrant and defend (with counsel reasonably  acceptable to Purchasers) such title,  and indemnify  Purchasers for all adverse claims,  damages,  or liability with respect to the validity of such title or transfer thereof,  against any claimants thereto.  There are no pending or threatened notices, suits, claims or judgments relating to violations of laws or any  other  matters,  which may  result  in an  obligation  or  liability  on
Purchasers  after the closing of this transaction or which have created or might in the future create a lien or adverse  claim against the Shares,  that have not been corrected or disclosed in writing to Purchasers,  nor are there any threats thereof known to Seller.

     2.4  Threatened Litigation. There is no litigation or proceeding pending or threatened  against or  relating to the Shares  that has not been  disclosed  to
Purchasers in writing.

     2.5  Other Agreements.  Other than this Agreement, Seller is not a party to any  contract  or  agreement  of any kind or  nature  whatsoever  which  will be enforceable against Purchasers after the close of this transaction.

     2.6  Update to  Representations.  Prior to the  close of this  transaction,
Seller shall give Purchasers  immediate notice of the occurrence of any event or the receipt by Seller of any notice or  knowledge,  the effect of which would be to make a  representation  or warranty of Seller  herein untrue or misleading if made on or immediately  following the occurrence of such event or the receipt of such notice or knowledge. Seller hereby agrees to protect, indemnify, and defend
Purchasers,  and  Purchasers'  nominees,  against  and to hold  Purchasers,  and
Purchasers'  nominees,

harmless from any and all costs, claims, losses,  attorneys' fees,  liabilities, and other expenses that  Purchasers,  or Purchasers'  nominees,  may incur or to which  Purchasers,  or  Purchasers'  nominees,  may be  exposed  as a result  of
Seller's  breach  of or  the  falsity  of  any of  Seller's  representations  or warranties in this Agreement or as a result of Seller's  breach of or failure to perform or observe any of Seller's covenants in this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser represents and warrants to Seller as follows:

     3.1  Due Authorization. Such Purchaser has full capacity to enter into this
Agreement and to carry out its respective obligations hereunder.  This Agreement has been duly  executed and  delivered by such  Purchaser  and  constitutes  the legal,  valid, and binding  obligations of such Purchaser,  enforceable  against such Purchaser in accordance with its terms.

     3.2  Investment  Representations.  Such  Purchaser  further  represents and warrants as follows:

     (a)  The  undersigned  is purchasing the Shares for his own account and not with a view to  resale  or  redistribution  in a  manner  which  would require registration under the Securities Act of 1933, as amended (the
          "Act"), or any state securities laws, or for sale in connection with a
          "distribution,"  as that term is used in Section  2(11) of the Act, of the Shares.

     (b)  The undersigned  understands  that the Shares are not registered under the Act or the securities laws of any state and may not be disposed of in whole or in part in the  absence of  registration  under the Act or any state  securities laws,  unless an exemption from  registration is available.

     (c)  The  undersigned  understands  that there will be no public market for the Shares, and that even if such a market were to develop, it may not be possible for the  undersigned to readily  liquidate his investment.
          As a consequence, the undersigned may never be able to sell or dispose of such securities and may thus have to bear the risk of investment in such securities for a substantial  period of time. The undersigned has adequate  means of providing for his current and future  contingencies and has no need for  liquidity  with regard to his  investment  in the
          Shares.

     (d)  The  undersigned  has been informed and  understands  that the Shares, upon issue, will have such restrictive  legends as are required by law or as the Company may otherwise deem appropriate.

     (e)  The  undersigned  has such  knowledge and  experience in financial and business matters that he is capable of evaluating the merits and risks of an  investment  in the Shares and making an informed  decision with respect to the purchase of the Shares.  Such  Purchaser is not relying upon any  representation  or warranty  by

          Seller with  respect to the value of the Shares,  and  accordingly  no such representations or warranties are made.

     (f)  The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company's  behalf,  concerning the terms and conditions of this investment,  and all such  questions  have been  answered  to the full satisfaction of Purchaser.

4.   ASSUMPTION.  By entering into this  Agreement,  none of the  Purchasers are assuming or agreeing to assume or are discharging any liability or obligation of the Seller whatsoever,  whether now existing or hereinafter incurred,  including without  limitation,  any liability or obligation  relating to the Shares or the sale thereof.

5.   REGISTRATION RIGHTS. The Company hereby grants to Purchasers,  with respect to the Shares, registration rights as described in Schedule A to this Agreement.
Each  of  the  Purchasers   acknowledges   and  agrees  to  the  terms  of  such
registrations  and Purchasers'  rights and obligations with respect thereto,  as set forth on Schedule A.

6.   MISCELLANEOUS PROVISIONS

     6.1  Assignment.  This  Agreement  shall be  binding  upon and inure to the benefit  of the  parties  hereto and their  respective  successors,  heirs,  and assigns.

     6.2  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     6.3  Entire Agreement.  This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter  contained  herein.  There  are no  restrictions,  promises,  warranties, conveyances or undertakings  other than those  expressly set forth herein.  This
Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

     6.4  Notices.  Any notice or communication  under this Agreement must be in writing and given by (a) deposit in the United  States  mail,  addressed  to the party to be notified,  postage  prepaid and  registered or certified with return receipt  requested,  (b)  delivery  in person or by  courier  service  providing
evidence  of  delivery,  or  (c)  transmission  by  telecopy.   Each  notice  or
communication that is mailed,  delivered, or transmitted in the manner described above shall be deemed sufficiently  given,  served,  sent, and received,  in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices  delivered by hand,  courier  service,  or telecopy,  at such time as it is delivered to the  addressee  (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the  addressee  upon  presentation.  Any  notice  or  communication  under  this
Agreement  must  be  addressed  as set  forth  on the  signature  pages  to this
Agreement.  Any party may change its address for notice by written notice to the other parties hereto.

     6.5  Expenses.  The parties shall pay their own respective expenses and the fees and expenses of their respective counsel and accountants and other experts.

     6.6  Survival  of  Representations   and  Warranties.   Each  party  hereto
covenants and agrees that each of the  representations,  warranties,  covenants, agreements and indemnities in connection  therewith  contained in this Agreement and in any ancillary document shall survive the closing of this transaction.

     6.7  Waivers.  No action taken  pursuant to this  Agreement,  including any investigation  by or on behalf of any  party,  shall be deemed to  constitute  a waiver by the party taking such action,  or compliance with any  representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any  subsequent  breach.  The  waiver  by any party  hereto at or before the  closing of this  transaction  of any  condition  to its  obligations hereunder  which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representation, warranty, covenant or agreement contained in this Agreement.

     6.8  Governing Law. This  Agreement  shall be construed as to both validity and  performance and enforced in accordance with and governed by the laws of the state of  Delaware,  without  giving  effect  to the  choice  of law  principles thereof.

     6.9  Prevailing Party. In the event of any dispute among the parties hereto with  respect  to any  of  the  terms  or  provisions  of  this  Agreement,  the non-prevailing  party shall pay or reimburse the  prevailing  party for all fees and expenses  incurred with respect thereto,  including  without  limitation any legal and  attorneys  fees and  expenses  incurred  by the  prevailing  party in connection therewith.

     6.10 Amendments. This Agreement may not be modified or changed except by an
instrument  or   instruments  in  writing  signed  by  the  party  against  whom enforcement of any such modification or amendment is sought.

                      [signatures appear on following page]

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                       SELLER:

                                         /s/ James K. Parsons
                                       -----------------------------------------
                                       James K. Parsons

                                       PURCHASERS:

                                       H. Robert Weiner Trust of 1983

                                       By:  /s/ S. Weiner
                                          --------------------------------------
                                       Name:  S. Weiner
                                            ------------------------------------
                                       Title:  Trustee
                                             -----------------------------------

                                         /s/ Elliott Bruce Weiner
                                       -----------------------------------------
                                       Elliott Bruce Weiner

                                         /s/ Terrence Samuel Weiner
                                       -----------------------------------------
                                       Terrence Samuel Weiner

                                         /s/ Elana May Essers
                                       -----------------------------------------
                                       Elana May Essers, a married woman
                                       as her sole and separate property

                                       COMPANY (solely for purposes of Sections 5
                                       and 6 of the Agreement:

                                       DECORIZE, INC.,
                                       A Delaware Corporation

                                       By:  /s/ Alex Budzinsky
                                          --------------------------------------
                                                Alex Budzinsky
                                                Executive Vice President And
                                                Chief Financial Officer

                     Schedule A to Stock Purchase Agreement

                               REGISTRATION RIGHTS

     In connection  with the Stock  Purchase  Agreement  dated  December 9, 2003
("Purchase  Agreement"),  by and between James K. Parsons,  a 10% stockholder of
Decorize,  Inc., a Delaware  corporation (the  "Company"),  as Seller (herein so called),  and the  Purchasers  listed on the signature  page thereto,  as Buyers
(herein so called),  the Company has agreed to grant Buyers  registration rights with respect to the shares acquired in connection with the Purchase Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The terms  defined in this  Article I shall have for all  purposes  of this
Schedule A the respective meanings set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Common  Stock"  shall mean the  Common  Stock,  $0.001  par value,  of the
Company,  and any  other  class of  capital  stock of the  Company  that is duly authorized and issued from time to time that does not have  preferential  rights as to dividends or distributions of the Company's assets over any other class of capital stock of the Company, including any shares issued in exchange for shares of Common Stock upon any recapitalization by the Company.

     "Exchange  Act" shall mean the  Securities  and Exchange Act of 1934, as it may be amended from time to time.

     "Misstatement"  shall mean an untrue  statement  of a  material  fact or an omission  to state a  material  fact  required  to be stated  in a  Registration
Statement or  Prospectus or necessary to make the  statements in a  Registration
Statement or Prospectus not misleading.

     "Person" shall mean a natural person,  partnership,  corporation,  business trust,  association,  joint venture or other entity or a government or agency or political subdivision thereof.

     "Prospectus"  shall  mean  the  prospectus  included  in  any  Registration
Statement,  as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

     "Registrable  Security" shall mean (a) an outstanding share of Common Stock obtained by a Buyer  pursuant to the  Purchase  Agreement,  and (b) any security issued or issuable with respect to such Common Stock by way of a stock  dividend or stock split or in connection with a combination of shares,  recapitalization, merger,  consolidation  or  reorganization;  provided,  that,  any such share or security shall be deemed to be Registrable Security only if and so long as it is a Transfer Restricted Security.

                                      A-1

     "Registration"  shall mean a Demand Registration  described in Section 2(a)
and a Piggyback Registration described in Section 2(b) hereof.

     "Registration   Expenses"  shall  mean  the  out-of-pocket  expenses  of  a
Registration, including without limitation the following:

          (1)  all  registration and filing fees (including fees with respect to filings  required to be made with the National  Association  of  Securities
     Dealers,  Inc.) and any  securities  exchange on which the Common  Stock is then listed;

          (2)  fees and expenses of compliance  with securities or blue sky laws
     (including   reasonable   fees  and   disbursements   of  counsel  for  the
     underwriters in connection with blue sky  qualifications of the Registrable
     Securities);

          (3)  printing, messenger, telephone and delivery expenses;

          (4)  reasonable fees and disbursements of counsel for the Company; and

          (5)  reasonable fees and  disbursements  of all independent  certified public accountants of the Company incurred  specifically in connection with such Registration.

     "Registration Statement" shall mean any registration statement which covers
Registrable  Securities pursuant to the provisions of this Schedule A, including the Prospectus included in such registration  statement,  amendments  (including post-effective  amendments) and supplements to such registration statement,  and all exhibits to and all material  incorporated by reference in such registration statement.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities  Act" shall mean the  Securities  Act of 1933,  as amended from time to time.

     "Transfer  Restricted  Security"  shall  mean  an  issued  and  outstanding security that has not been sold to or through a broker, dealer or underwriter in a  public  distribution  or other  public  securities  transaction  or sold in a transaction exempt from the registration and prospectus delivery requirements of the  Securities Act under Rule 144(k)  promulgated  thereunder (or any successor rule other than Rule 144A). A security  shall cease being a Transfer  Restricted
Security if (i) all stop  transfer  instructions  or notations  and  restrictive legends with respect to such  security are eligible to be removed,  and (ii) the
Buyer of such security has received an opinion of counsel to the Company, to the effect that such shares in Buyer's hands are freely  transferable  in any public or private  transaction  without  registration under the Securities Act (or such
Buyer has waived receipt of such opinion).

     "Underwritten   Registration"  or  "Underwritten  Offering"  shall  mean  a
Registration  in which  securities of the Company are sold to an underwriter for distribution to the public.

                                      A-2

                                   ARTICLE II
                                  REGISTRATIONS

     2.01 Demand  Registration.  Subject to the restrictions set forth below, if at any time  after the  thirty  (30th) day  following  the date of the  Purchase
Agreement the Company  shall  receive from Buyers a written  request to register all  of  the  Registrable  Securities  owned  by  Buyers  (or  their  respective successors  and  permitted  assigns)  as of the date of such  request,  then the
Company shall effect as soon  thereafter as practicable the  Registration  under the  Securities  Act of all  Registrable  Securities  which Buyers request to be registered.  The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.01:

          (a)  during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date  one  hundred  eighty  (180)  days  after  the  effective  date  of, a
     Company-initiated  Registration;  provided  that the Company has  delivered notice of such  Registration  to Buyers  prior to its  receipt  of  Buyers'
     written  request for a demand  Registration,  and it  continues to actively employ in good faith all  reasonable  efforts  to cause  such  Registration
     Statement to become effective; or

          (b)  if the  offering  cannot be made on Form S-3 for any reason other than the  Company's  failure to timely  file its period  reports  under the
     Exchange Act; or

          (c)  if in the good faith  judgment of the Board of  Directors  of the
     Company,  such Registration  would be seriously  detrimental to the Company and the Board of Directors of the Company concludes,  as a result,  that it is  essential  to defer the filing of such  Registration  Statement at such time,  and the Company shall furnish to Buyers a certificate  signed by the
     President  of the Company  stating  that in the good faith  judgment of the
     Board of Directors of the Company, it would be seriously detrimental to the
     Company for such Registration  Statement to be filed in the near future and that it is,  therefore,  essential to defer the filing of such Registration
     Statement.  In such event,  the Company  shall have the right to defer such filing (except as provided in  subparagraph  (a) above) for a period of not more than one  hundred  eighty  (180) days after  receipt of the request of
     Buyers;  provided,  that the Company shall not defer its obligation in this manner more than twice in any 12-month period.

     2.02 Piggyback  Registration.  Each  time  the  Company  decides  to file a
Registration  Statement  under the  Securities  Act with  respect  to its Common
Stock,  including any Registration  Statement filed on behalf of stockholders of the Company exercising  registration  rights granted by the Company with respect to such shares,  the Company shall give written  notice  thereof to Buyers.  The
Company shall include in such Registration  Statement such shares of Registrable
Securities  for which it has received  written  requests to register such shares within ten (10) days after such  written  notice has been given.  If in the good faith judgment of the managing  underwriter in any  Underwritten  Offering,  the inclusion of all of the shares of  Registrable  Securities  and any other Common
Stock requested to be registered by third parties  holding similar  registration rights would interfere with the successful marketing of a smaller number of such shares,  then the number of Registrable  Securities and other Common Stock to be included in the offering shall be reduced as provided herein.  The Company shall advise

                                      A-3

Buyers of securities requesting  registration of the underwriters' decision, and the number of shares or  securities  that are  entitled  to be  included  in the
Underwritten Registration shall be allocated first to the Company for securities being sold for its own  account  and  thereafter  as set forth in  Section  2.03 below.  If any person does not agree to the terms of any such  underwriting,  he shall  be  excluded  therefrom  by  written  notice  from  the  Company  or  the
underwriter.   Any  Registrable  Securities  or  other  securities  excluded  or withdrawn from such underwriting shall be withdrawn from such  registration.  If shares  are so  withdrawn  from the  registration  or if the number of shares of
Registrable  Securities  to be  included  in such  registration  was  previously reduced as a result of marketing  factors,  the Company  shall then offer to all persons who have retained the right to include  securities  in the  registration the right to include  additional  securities in the registration in an aggregate amount  equal to the  number  of  shares so  withdrawn,  with such  shares to be allocated among the persons requesting  additional  inclusion in accordance with
Section 2.03 below.

     2.03 Registration  Cutback.  In  any  circumstance  in  which  all  of  the
Registrable  Securities  and  other  shares  of  Common  Stock  of  the  Company
(including  shares of Common Stock  issued or issuable  upon  conversion  of any currently  unissued  securities  of the Company) with  registration  rights (the
"Other  Shares")  requested to be included in a registration on behalf of Buyers or other selling  stockholders  cannot be so included as a result of limitations of the aggregate  number of shares of  Registrable  Securities  and Other Shares that may be so  included,  the number of shares of  Registrable  Securities  and
Other Shares that may be so included  shall be allocated  among Buyers and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of  Registrable  Securities and Other Shares that would be held by Buyers
and  other  selling  stockholders,   assuming  conversion  or  exercise  of  all
convertible  securities.  If  Buyers or any other  selling  stockholders  do not request  inclusion of the maximum  number of  Registrable  Securities  and Other
Shares  allocated to him or it pursuant to the  above-described  procedure,  the remaining  portion of such  stockholder's  allocation shall be reallocated among those  other  selling  stockholders  whose  allocations  did not  satisfy  their requests pro rata on the basis of the number of Registrable Securities and Other
Shares which would be held by Buyers and other  selling  stockholders,  assuming conversion,  and this procedure  shall be repeated until all of the  Registrable
Securities and Other Shares which may be included in the  registration on behalf of Buyers and other selling stockholders have been so allocated.

                                   ARTICLE III
                               COMPANY PROCEDURES

     3.01 General  Procedures.  If and  whenever  the  Company  is  required  to register Registrable Securities, the Company will use its best efforts to effect such  registration  to  permit  the  sale  of  such  Registrable  Securities  in accordance with the intended plan of distribution  thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a)  prepare  and file  with the SEC as soon as  practicable,  but not later  than  thirty  (30)  days  after  the  request  for  registration,  a
     Registration  Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration  Statement to become effective and remain effective until the Registrable  Securities covered by such Registration Statement have been sold;

                                      A-4

          (b)  prepare and file with the SEC such amendments and  post-effective amendments  to the  Registration  Statement,  and such  supplements  to the
     Prospectus, as may be requested by Buyers or any underwriter of Registrable
     Securities or as may be required by the rules,  regulations or instructions applicable  to  the  registration  form  used  by  the  Company  or by  the
     Securities Act or rules and regulations thereunder to keep the Registration
     Statement  effective  until  all  Registrable  Securities  covered  by such
     Registration  Statement  are sold in  accordance  with the intended plan of distribution set forth in such Registration  Statement or supplement to the
     Prospectus;

          (c)  deliver to Buyers and the  underwriters,  if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such
     Persons may reasonably  request [the Company hereby  consents to the use of each  such  Prospectus  (or  preliminary  prospectus)  by  Buyers  and  the underwriters,  if any,  in  connection  with the  offering  and sale of the
     Registrable   Securities   covered  by  such   Prospectus  (or  preliminary
     prospectus)]  and a  reasonable  number  of  copies  of the  then-effective
     Registration  Statement and any  post-effective  amendments thereto and any
     supplements  to  the  Prospectus,   including   financial   statements  and
     schedules, all documents incorporated therein by reference and all exhibits
     (including those incorporated by reference);

          (d)  prior to any public offering of Registrable Securities,  register or  qualify  or  cooperate  with,  the  underwriters,  if  any,  and  their respective  counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Buyers or such underwriters may designate in writing and do anything else necessary or advisable at its sole cost and expense to enable the disposition in such  jurisdictions of the Registrable
     Securities  covered  by the  Registration  Statement;  provided,  that  the
     Company  shall not be required to qualify  generally  to do business in any jurisdiction  where it is not then so qualified or to take any action which would  subject  it to general  service of process in any such  jurisdiction where it is not then so subject;

          (e)  cause  all  such  Registrable  Securities  to be  listed  on each securities  exchange  or  automated  quotation  system at its sole cost and expense on which similar securities issued by the Company are then listed;

          (f)  provide  a  transfer  agent  and  registrar  at its sole cost and expense for all such  Registrable  Securities  not later than the effective date of such Registration Statement;

          (g)  advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending  the  effectiveness  of such  Registration
     Statement or the  initiation  or  threatening  of any  proceeding  for such purpose  and  promptly  use its  reasonable  best  efforts to  prevent  the issuance of any stop order or to obtain its  withdrawal  if such stop order should be issued; and

          (h)  notify  Buyers at any time  when a  prospectus  relating  to such
     Registration  Statement  is required to be delivered  under the  Securities
     Act,  of the

                                      A-5

     happening of any event as a result of which the prospectus included in such
     Registration  Statement,  as then in effect,  includes a Misstatement,  and then to correct such Misstatement as set forth in Section 3.05.

     3.02 Registration  Expenses. The Registration Expenses of all Registrations
shall be borne by the  Company.  It is  acknowledged  by Buyers that Buyers will bear all incremental  selling  expenses  relating to the sale of the Registrable
Securities,  such as  underwriters'  commissions and discounts,  brokerage fees, underwriter  marketing  costs and all fees and  expenses  of any  legal  counsel representing Buyers.

     3.03 Requirements for  Participation in Underwritten  Offerings.  No person may  participate  in any  Underwritten  Offering  for equity  securities  of the
Company  pursuant to a Registration  initiated by the Company  hereunder  unless such Person (a) agrees to sell such Person's securities on the basis provided in any  underwriting  arrangements  approved by the Company and (b)  completes  and
executes  all   questionnaires,   powers  of  attorney,   indemnities,   lock-up
agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     3.04 Suspension of Sales.  Upon receipt of written  notice from the Company that a  Registration  Statement or Prospectus  contains a  Misstatement,  Buyers shall forthwith discontinue  disposition of Registrable  Securities until it has
received  copies  of  a  supplemented  or  amended  Prospectus   correcting  the
Misstatement  (it being  understood that the Company hereby covenants to prepare and file such  supplement or amendment as soon as practicable  after the time of such  notice),  or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

     3.05 Reporting  Obligations.  As long as any Buyer  shall  own  Registrable
Securities,  the  Company,  at all times while it shall be  reporting  under the
Exchange Act,  covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the  Company  after the date hereof  pursuant  to Section  13(a) or 15(d) of the
Exchange Act and to promptly furnish Buyers with true and complete copies of all such  filings.  The Company  further  covenants  that it will take such  further action as Buyers may reasonably request, all to the extent required from time to time to enable  Buyers to sell  shares of Common  Stock  held by Buyers  without registration  under the  Securities  Act within the limitation of the exemptions provided  by Rule  144  promulgated  under  the  Securities  Act  ("Rule  144"), including providing any legal opinions.  Upon the request of Buyers, the Company shall deliver to Buyers a written  certification of a duly authorized officer as to whether it has complied with such requirements.

     3.06 Indemnification.

          (a)  The Company agrees to indemnify,  to the extent permitted by law, each Buyer,  its officers and  directors  and each Person who controls such
     Buyers  (within  the  meaning of the  Securities  Act)  against all losses, claims,  damages,  liabilities  and expenses  (including  attorneys'  fees)
     caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement,  prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact  required to be stated  therein or necessary to make the statements therein not misleading, except insofar

                                      A-6

     as the same are caused by or  contained  in any  information  furnished  in writing to the Company by such Buyer  expressly  for use therein or by such
     Buyer's  failure  to  deliver  a copy  of  the  Registration  Statement  or prospectus or any amendments or  supplements  thereto after the Company has furnished  such Buyers with a sufficient  number of copies of the same. The
     Company will indemnify the  underwriters,  their officers and directors and each  Person who  controls  such  underwriters  (within  the meaning of the
     Securities  Act) to the same extent as provided  above with  respect to the indemnification of Buyer.

          (b)  In connection with any Registration Statement in which a Buyer of
     Registrable  Securities  is  participating,  such Buyer will furnish to the
     Company  in  writing  such   information  and  affidavits  as  the  Company
     reasonably  requests  for use in  connection  with  any  such  Registration
     Statement or prospectus and, to the extent permitted by law, will indemnify the  Company,  its  directors  and  officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses,  claims,  damages,  liabilities  and  expenses  (including  without limitation  reasonable attorneys' fees) resulting from any untrue statement of material fact  contained in the  Registration  Statement,  prospectus or preliminary  prospectus or any amendment  thereof or supplement  thereto or any omission of a material fact required to be stated  therein or necessary to make the statements therein not misleading,  but only to the extent that such untrue  statement  or  omission is  contained  in any  information  or affidavit so furnished in writing by such Buyer  expressly for use therein;
     provided,  that the obligation to indemnify will be several,  not joint and several, among such Buyer of Registrable  Securities,  and the liability of each such Buyer of  Registrable  Securities  will be in  proportion  to and limited  to the  gross  amount  received  by such  Buyer  from  the sale or
     Registrable Securities pursuant to such Registration Statement.  Each Buyer of Registrable Securities will indemnify the underwriters,  their officers, directors  and each  Person who  controls  such  underwriters  (within  the meaning of the  Securities  Act) to the same extent as provided  above with respect to indemnification of the Company.

          (c)  Any  person  entitled  to  indemnification  herein  will (i) give prompt written notice to the  indemnifying  party of any claim with respect to which it seeks  indemnification  and  (ii)  unless  in such  indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying  parties may exist with respect to such claim, permit such indemnifying  party to  assume  the  defense  of such  claim  with  counsel reasonably  satisfactory  to the  indemnified  party.  If such  defense  is assumed,  the  indemnifying  party will not be subject to any liability for any settlement made by the indemnified  party without its consent (but such consent will not be unreasonably  withheld).  An indemnifying  party who is not entitled  to, or elects not to,  assume the defense of a claim will not be  obligated to pay the fees and expenses of more than one counsel for all parties  indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party or the counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d)  The  indemnification  provided  for under  this  Schedule  A will remain in full force and effect regardless of any investigation  made by or on behalf of the

                                      A-7

     indemnified  party or any officer,  director or controlling  person of such indemnified party and will survive the transfer of securities.  The Company and each Buyer of Registrable Securities participating in the offering also agrees  to  make  such  provisions  as  are  reasonably  requested  by  any indemnified party for contribution to such party in the event the Company's or such Buyer's indemnification is unavailable for any reason.

Restrictions on Public Sales. In  consideration  of the agreements  contemplated herein,  each  Buyer  further  agrees  that  if  the  Company  or  the  managing underwriters so request in connection with any underwritten  registration of the
Company' securities,  will not, without the prior written consent of the Company or such  underwriters,  effect  any sale of the  Registrable  Securities  to the public pursuant to a public  offering or otherwise or other  distribution of any equity securities of the Company,  including any sale pursuant to Rule 144 (each of the foregoing,  a "Prohibited Sale"), during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten  registration,  except in connection with such underwritten registration;  provided, that the restrictions regarding a Prohibited Sale shall not apply to restrict the sale by any  Stockholder  who together with any of its
Affiliates,  as such term is defined in the Securities  Act, holds less than one percent (1.0%) of the Common Stock on a fully diluted basis.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.01 Notices.  All  notices  and  other  communications   provided  for  or
permitted  hereunder  shall be made in  accordance  with the  notice  provisions contained in the Purchase Agreement.

     4.02 Successors and Assigns. The rights granted under this Schedule A shall inure to the benefit of and be binding  upon the  successors  and assigns of the
Company.  No rights under this  Schedule A may be assigned by any Buyer  without the prior written consent of the Company.

     4.03 GOVERNING  LAW;  VENUE.  NOTWITHSTANDING  THE  PLACE  WHERE  THE STOCK
PURCHASE  AGREEMENT  MAY BE EXECUTED BY ANY OF THE PARTIES  HERETO,  THE PARTIES
EXPRESSLY  AGREE THAT THIS SCHEDULE A SHALL BE GOVERNED BY AND  CONSTRUED  UNDER
THE LAWS OF THE STATE OF  DELAWARE  AS APPLIED  TO  SCHEDULE  AS AMONG  DELAWARE
RESIDENTS  ENTERED INTO AND TO BE PERFORMED  ENTIRELY WITHIN  DELAWARE,  WITHOUT
REGARD TO THE CONFLICT OF LAW  PROVISIONS  OF SUCH  JURISDICTION.  VENUE FOR ANY
ACTION TO  ENFORCE,  INTERPRET,  OR  RESOLVE  ANY  DISPUTE  WITH  RESPECT TO ANY
PROVISION OF THIS SCHEDULE A SHALL BE EXCLUSIVELY  IN GREENE  COUNTY,  MISSOURI,
AND ALL PARTIES HERETO AGREE THAT ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING
TO THIS SCHEDULE A MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT
JURISDICTION  WITHIN  SUCH  COUNTY  AND  STATE.  EACH  OF  THE  PARTIES  FURTHER
ACKNOWLEDGE  THAT SUCH VENUE IS APPROPRIATE  AND AGREE NOT TO RAISE ANY ARGUMENT
THAT SUCH VENUE IS IN ANY WAY UNDULY  INCONVENIENT  FOR ANY OF THEM,  WITH THEIR
EXECUTION HEREOF BEING

                                      A-8

EVIDENCE OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

     4.04 Amendments  and  Modifications.  Upon the  written  consent  of Buyer, compliance  with any of the  provisions,  covenants and  conditions set forth in this  Schedule  A may be  waived,  or  any  of  such  provisions,  covenants  or conditions  may be modified.  No course of dealing  between Buyer or the Company and any other  party  hereto or,  amended or deleted any failure or delay on the part of Buyer or the Company in  exercising  any rights or  remedies  under this
Schedule A shall  operate as a waiver of any rights or  remedies of Buyer or the
Company.  No single or partial  exercise  of any rights or  remedies  under this
Schedule A by a party shall  operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

                                      A-9

                                   Schedule B

Purchaser                           No. of Shares     Aggregate Price (price per
                                                                 share)
H. Robert Weiner Trust of 1983         200,000           $199,580.00 ($.9979)

Elliott Bruce Weiner                   33,500                $335 ($0.01)

Terrence Samuel Weiner                 16,750              $167.50 ($0.01)

Elana May Essers, a married            16,750              $167.50 ($0.01)
woman, as her sole and separate
property

TOTAL                                 267,000            $200,250.00 ($0.75)
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